Exhibit 5.1

	ATTORNEYS AT LAW		Broomfield, CO
720 566-4000
	4401 Eastgate Mall		Palo Alto, CA
	San Diego, CA		650 843-5000
	92121-1909		Reston, VA
	Main	858 550-6000	703 456-8000
	Fax	858 550-6420	San Francisco, CA
415 693-2000
www.cooley.com

August 18, 2005	THOMAS A. COLL
(858) 550-6013
tcoll@cooley.com

Dot Hill Systems Corp.

6205 El Camino Real

Carlsbad, CA  92009

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by DOT HILL SYSTEMS CORP., a Delaware corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 1,100,000 shares of the Company’s Common Stock, $.001 par value (the “Shares”), including 1,000,000 shares issuable pursuant to the Company’s 2000 Amended and Restated Equity Incentive Plan (the “Incentive Plan”) and 100,000 shares issuable pursuant to the Company’s 2000 Amended and Restated Employee Stock Purchase Plan (the “ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Incentive Plan and the ESPP, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Incentive Plan, the Registration Statement and related prospectus, or the ESPP, the Registration Statement and related prospectus, as applicable, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By:	/s/ Thomas A. Coll
Thomas A. Coll